President
Section 906 Certification under Sarbanes Oxley Act

I, W. Douglas Beck, certify that:

1.	I have reviewed this report, filed on behalf of NY Tax Free Money Fund and Tax Free Money Fund Investment, each a series of DWS Money Market Trust, on Form N-CSRS;

2.
Based on my knowledge and pursuant to 18 U.S.C. § 1350, the periodic report on Form N-CSRS (the “Report”) fully complies with the requirements of § 13 (a) or § 15 (d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

August 29, 2013	/s/W. Douglas Beck
W. Douglas Beck
President

Chief Financial Officer and Treasurer
Section 906 Certification under Sarbanes Oxley Act

I, Paul Schubert, certify that:

1.	I have reviewed this report, filed on behalf of NY Tax Free Money Fund and Tax Free Money Fund Investment, each a series of DWS Money Market Trust, on Form N-CSRS;

2.
Based on my knowledge and pursuant to 18 U.S.C. § 1350, the periodic report on Form N-CSRS (the “Report”) fully complies with the requirements of § 13 (a) or § 15 (d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

August 29, 2013	/s/Paul Schubert
Paul Schubert
Chief Financial Officer and Treasurer